EXHIBIT 10.iii



                         HALFWAY HOUSE SERVICE CONTRACT



  THIS AGREEMENT, made and entered into this 19th day of June, 1997, by and between the OKLAHOMA DEPARTMENT OF CORRECTIONS, Chief of Staff and Operations, hereinafter called the "DEPARTMENT" and Southern Corrections Systems, Inc., hereinafter called the CONTRACTOR.



  WHEREAS, the DEPARTMENT desires to purchase the services of CONTRACTOR for those purposes and duties hereinafter enumerated on paragraph 1 and 2 below, and;



  WHEREAS, the CONTRACTOR is willing to provide such services under the terms and conditions hereinafter set forth.



  NOW THEREFORE, in consideration of these premises and agreements hereinafter set forth, the parties hereby agree as follows:



I. Conditions and Services
   -----------------------



   A. Shall provide three nutritionally balanced meals daily per correctional client.



   B. Shall provide at least one on duty alert staff for each 40 clients for supervision and assistance to correctional clients at all times. One individual should be a roving patrol when all other staff are absent.



   C. Shall provide, at a minimum, 60 square feet of living space for each individual living area.



   D. Shall provide recreational facilities on grounds (i.e. pool tables, card tables, weight room, etc.) and/or weekly transportation to facilities for additional recreational activities. (i.e. team sports, use of gymnasium, etc.).



   E. Shall provide procedures to maintain all client information in strict confidence and shall not release such information, be that information pertinent to a presently or previously assigned client, without first receiving clearance from the superintendent/designee of the host facility and/or release from the subject client. Exception: host facility staff, showing proper identification, are guaranteed inmate record accessibility at any time.



   F. Shall maintain facility in such condition so as to comply with all applicable local and state fire and health codes, as well as compliance with Life Safety Codes. Copies of each inspection shall be provided to the DEPARTMENT at the time of the contract signing.



   G. Shall maintain facility in compliance with written standards as provided by the department. (Attachment A) The vendor must show compliance with 95 percent of the standards. Failure to comply shall result in a 90 day probationary period, after which the department will again review the standards ensuring compliance. If at the end of the 90 day probationary period the facility again shows noncompliance, the Department shall reduce the bed utilization 20 percent for the remainder of the contracting period.



   H. Shall provide a reintegration counselor to provide guidance and make appropriate community referrals for employment and budgeting services. If PPCS homeless inmates are provided housing at the facility, there must be assistance from staff to help the offender find a job within 30 days and a home within 60 days.



   I. Shall provide such additional services as the DEPARTMENT may require and which are necessary to maintain the health and safety of the inmate(s) serviced under this contract.



   J.  Shall  ensure  a  case   manager/counselor   maintains  individual  files
       documenting   each  client's   program   goals,   place  of   employment,
       programmatic leaves, and any other significant events.



   K. Shall ensure that each client budgets earned income according to Department of Corrections policy and that time credits are submitted monthly on each client in a timely manner.



   L. Shall provide all transportation for offenders for program, employment, and all other departmental activities except from one Department of Corrections facility to another.



   M. Shall provide information to departmental staff of the arrest of any employee of the halfway house. Each halfway house employee shall be fingerprinted by the host facility of the department.



   N. At a minimum, those vendors contracting for 20 or more bed spaces per day, shall enter into candidate status for American Correctional Association accreditation for Standards for Adult Community Residential Services, Second Edition, within six months after the signing of the contract and receive such accreditation within 18 months of the aforementioned date, if accreditation has not been obtained prior to the signing of the contract.



II.    Area of Performance
       -------------------



       The services of the CONTRACTOR shall be performed under the general administration of David C. Miller, chief of Staff and Operations, Oklahoma Department of Corrections. The CONTRACTOR will be inspected quarterly and audited annually to ensure that the conditions and services are being adequately provided.



III.   Medical Responsibilities
       ------------------------



       A.All medical and/or dental services shall be provided by the DEPARTMENT unless alternate services are approved by the DEPARTMENT or such service is a result of a medical and/or dental emergency.



         1.Medical emergency shall be defined as danger or threat of the loss of life or extremity.



         2.Dental emergency shall be defined as acute problems in mouth exhibiting symptoms of pain, swelling, bleeding, and/or elevation of temperature.



       B.The CONTRACTOR shall notify the DEPARTMENT of any medical/dental emergency immediately after such emergency or within the first working day after said emergency.



IV.    Payment for Service
       -------------------



       A.As consideration for such services as outlined in Section I above, the DEPARTMENT shall pay CONTRACTOR $29.70 per man-day, excluding dates of arrival and departure.



       B.The DEPARTMENT shall not be liable for and shall not pay CONTRACTOR for expenses incurred by CONTRACTOR, except those herein expressly provided.



V.     Termination of Convenience
       --------------------------



       Either party may terminate this AGREEMENT at any time by giving written notice to the other party of such termination and specifying the effective date thereof, at least 30 days prior to the effective date of such termination, and such written notice shall be by registered mail to the DEPARTMENT at 3400 Martin Luther King Avenue, Oklahoma City, Oklahoma 73136, or to the CONTRACTOR at 13401 Railway Drive, Oklahoma City, OK, 73112. Notice given pursuant to the provisions of this paragraph shall be deemed sufficient for all purposes.



VI.    Duration of Agreement
       ---------------------



       This contractual AGREEMENT shall be in effect to June 30, 1998, the end of the current fiscal year for the state of Oklahoma.



VII.   Regulations
       -----------



       This AGREEMENT and all rights and duties arising thereunder, shall be governed, interpreted, and construed under the laws of the state of Oklahoma.



  IN WITNESS THEREOF, the parties have executed this AGREEMENT in triplicate on the day and year first written above.



                                  OKLAHOMA DEPARTMENT OF CORRECTIONS



-----------                       ----------------------------------
DATE                              David C. Miller, Chief of Staff and Operations



  SUBSCRIBED and SWORN to before me this ___ day of _____ June 1997.

            MY COMMISSION EXPIRES:


                                   ------------------------
                                   NOTARY PUBLIC





                                   Southern Corrections System, Inc.


------------                       ---------------------------------
DATE                               (Name of Contractor and Title)



SUBSCRIBED and SWORN to before me this ____ day of ______, 1997.

            MY COMMISSION EXPIRES:


                                   -------------------------
                                   NOTARY PUBLIC